Exhibit 10.1

THIS SECURED CONVERTIBLE PROMISSORY NOTE (THE “NOTE”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER APPLICABLE FEDERAL OR STATE SECURITIES LAWS, AND HAS BEEN ISSUED AND SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SUCH LAWS, INCLUDING, WITHOUT LIMITATION, THE EXEMPTION CONTAINED IN SECTION 4(a)(2) OF THE SECURITIES ACT. THIS NOTE MAY NOT BE SOLD OR TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT HAS BECOME AND IS THEN EFFECTIVE WITH RESPECT TO SUCH SECURITIES, (2) THIS NOTE IS TRANSFERRED PURSUANT TO RULE 144 PROMULGATED UNDER THE SECURITIES ACT (OR ANY SUCCESSOR RULE) OR (3) THE COMPANY (AS HEREINAFTER DEFINED) HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT, TO THE EFFECT THAT THE PROPOSED SALE OR TRANSFER OF SUCH SECURITIES IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT AND ALL OTHER APPLICABLE FEDERAL OR STATE SECURITIES LAWS.

8% Senior Convertible Note

of

Clearday, Inc.

___________, 2023	San Antonio, Texas
Principal Amount of this Note:

This 8% Senior Convertible Note is one of a series of duly authorized and issued notes of Clearday, Inc., a Delaware corporation (the “Company”) designated as its 8% Senior Convertible Notes, issued in an offering of in the original aggregate principal amount of Sixteen Million Dollars ($16,000,000) (collectively, the “Notes” and each Note comprising the Notes, a “Note”).

The Company, for value received, hereby promises unconditionally to pay to the order of

**********************, a _____________________________,

or such person’s assigns (collectively, the “Holder”), at the address set forth in Section 11 hereof, in lawful money of the United States of America (“Dollars” or “$”) and in immediately available funds, the principal amount set forth above on page 1 of this Note in UNITED STATES DOLLARS (the “Principal”), in full, on the Maturity Date (as defined below), and unpaid Interest (as defined below) in arrears on the Maturity Date.

Capitalized terms used, but not otherwise defined, herein shall have the respective definitions assigned thereto in the Subscription Agreement, between the Company and the Holder (the “Subscription Agreement”), between the Company and investors named therein.

The following is a statement of the rights of the Holder and the conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees:

All rights and remedies of the holder of this Note shall be pari passu with the holders of the other Notes. All obligations of the Company to the holder of this Note shall, unless otherwise expressly agreed by the Holder in writing, be paid or otherwise satisfied by the Company on a pro rata basis determined on the basis of the Principal and accrued and unpaid Interest thereon of this Note to the aggregate principal amount and accrued and unpaid Interest thereon of all of the Notes.

1. Definitions. For the purposes of this Note:

“Affiliate(s)” means, with respect to any given Person other than a partnership or limited liability company, any other Person directly or indirectly controlling, controlled by or under common control with such Person and with respect to a partnership, the partners of such partnership and with respect to a limited liability company, the members of such limited liability company.

“Business Combination” means the business combination contemplated by Merger Agreement.

“Business Day” means any day that is not a Saturday, Sunday or a legal holiday in the State of New York.

“Change of Control” means mean the following: (i) acquisition of the Company by means of merger or other form of corporate reorganization in which outstanding shares of Company are exchanged for securities or other consideration issued, or caused to be issued, by the acquiring Person or its Affiliate, other than a restructuring by Company where outstanding shares of Company are exchanged for shares of the acquiring Person and, immediately following the exchange, former stockholders of Company own all of the outstanding shares of the acquiring Person, (ii) a sale or other disposition of all or substantially all of the assets of Company (on a consolidated basis) in a single transaction or series of related transactions, (iii) any tender offer, exchange offer, stock purchase or other transaction or series of related transactions by Company in which the power to cast the majority of the eligible votes at a meeting of Company’s stockholders at which directors are elected is transferred to a single entity or group acting in concert, or (iv) a capital reorganization or reclassification of the Common Stock (other than a reorganization or reclassification in which the Common Stock are not converted into or exchanged for cash or other property, and, immediately after consummation of such transaction, the stockholders of Company immediately prior to such transaction own the Common Stock or other voting stock of Company in substantially the same proportions relative to each other as such stockholders owned immediately prior to such transaction). Notwithstanding anything contained herein to the contrary, the change in the state of incorporation of Company shall not in and of itself constitute a Change of Control.

“Common Stock” means the common stock, par value $0.001 per share, of the Company.

“Event of Default” shall have the meaning assigned to such term in Section 5.

“Family Member” means, with respect to any Person, any parent, spouse, child, brother, sister or any other relative with a relationship (by blood, marriage or adoption) not more remote than first cousin to such Person.

“Interest” shall have the meaning assigned to such term in Section 2(b).

“Issue Date” of this Note means the date that the funds by the Holder are paid to and received by the Company, which is acknowledged to be the date first set forth on the first page of this Note.

“Lien” means any mortgage, pledge, lien, security interest or other charge or encumbrance of any kind.

“Maturity Date” means the earlier of (i) June 30, 2024, or (ii) the date of any Change in Control.

“Merger Agreement” means the Merger Agreement, dated as of April 5, 2023 (as amended or supplemented), by and among Company, Clearday SR LLC, in the capacity as the Company Representative, Viveon Health Acquisition Corp., VHAC2 Merger Sub, Inc. and Viveon Health LLC, in the capacity as the SPAC Representative.

“Person” means any individual, corporation, limited liability company, partnership, firm, joint venture, association, joint stock company, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“SPAC” Viveon Health Acquisition Corp., a Delaware corporation.

“Subsidiaries” means, with respect to any specified Person, any other Person (x) whose board of directors or similar governing body, or a majority thereof, may presently by directly or indirectly elected or appointed by such specified Person, (y) whose management decisions and corporate actions are directly or indirectly subject to the present control of such specified Person, or (z) whose voting securities are more than 50% owned, directly or indirectly, by such specified Person.

“Transaction Documents” means this Note and the Subscription Agreement.

“VWAP” means volume weighted average price as reported by Bloomberg or a comparable nationally recognized service provider.

2. Principal; Interest; and Prepayment; Conversion; Exchange.

(a) Principal. Unless earlier converted in accordance with the provisions hereof, the entire unpaid Principal shall be paid in Dollars on the Maturity Date. Promptly following the payment in full of this Note, including all accrued and unpaid Interest and any other amounts owing hereunder, the Holder shall surrender this Note to the Company for cancellation.

(b) Interest. Interest on the Note (“Interest”), during the period from the Issue Date through the Maturity Date, shall accrue on the Principal of the Note at a rate equal to 8% per annum (“Initial Interest Rate”). Interest shall be computed on the basis of a 360-day year applied to actual days elapsed. Notwithstanding the foregoing, upon the occurrence, and during the continuation, of an Event of Default, the Initial Interest Rate shall be increased by 4% per annum. Interest for the period commencing on the Issue Date and terminating on the Maturity Date shall be paid in arrears by the Company on the Maturity Date. The rate of interest payable under the Note from time to time shall in no event exceed the maximum rate, if any, permissible under applicable law. If the rate of interest payable under the Note is ever reduced as a result of the preceding sentence and at any time thereafter the maximum rate permitted by applicable law shall exceed the rate of interest provided hereunder, then the rate provided for hereunder shall be increased to the maximum rate permitted by applicable law for such period as required so that the total amount of interest received by the Holder is that which would have been received by the Holder but for the operation of the preceding sentence.

(c) Conversion.

(i) In the event that the Merger Agreement is terminated, all of the obligations under all of the Notes shall convert at a conversion price equal to the lower of US$0.82 per share and a price per share equal to a 25% discount to the VWAP of the common stock of the Company for the ten trading days preceding the date of the termination of the Merger Agreement.

(ii) Immediately prior to the consummation of the Business Combination, 100% of the Principal and the accrued and unpaid Interest shall convert as follows: such obligations of all of the Notes shall convert into shares of Common Stock at a conversion price equal to $0.82 per share, which price shall be subject to ratable adjustment in the event of any stock split, reverse stock split, merger, consolidation, combination or similar transactions.

(iii) The Company shall at all times while this Note remains outstanding to reserve and keep available out of its authorized but unissued Common Stock such number of its Common Stock as would from time to time be sufficient to effect the conversion in full the Notes assuming any termination of the Merger Agreement and if at any time the number of authorized but unissued Common Stock shall not be sufficient to effect the conversion in full of the Notes, the Company will commence such corporate actions as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Common Stock to such number as shall be sufficient for such purpose.

3. Covenants of the Company.

The Company covenants and agrees with the Holder as follows:

(a) Related Party Transactions. Except as otherwise provided in this Section 3(a), neither the Company nor any Subsidiary will enter into directly or indirectly any transaction (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any officer, director, employee, or stockholder, or any Affiliate or Family Member of any officer, director, employee or stockholder (each, a “Related Person”) without the prior written consent of the Holder. The Company and any Subsidiary may enter into any transaction with any Related Person regarding the purchase of any of the Notes on the same terms as the issuance of this Note, any investment in the Company on terms and conditions that are substantially similar to an investment by a Person that is not a Related Person, that is consistent with prior transactions with Related Persons such as on demand financing of cash investment to the Company or a Subsidiary, guarantees of debt, compensation in the ordinary course or that is contingent on the consummation of the Business Combination.

(b) Restricted Payments. The Company will not, directly or indirectly (i) purchase, redeem, retire or otherwise acquire for value any of its capital stock or other securities now or hereafter outstanding, return any capital to its stockholders, or distribute any of its assets to its stockholders or (ii) make any payment or declare any dividend on any of its capital stock or other securities, in either case, without the prior written consent of the Holder or (iii) any accrual of dividends that are paid in kind or the exchange or conversion of a security for shares of Common Stock.

(c) Insurance. The Company and the Subsidiaries will maintain customary insurance for general liabilities and other risks on terms and in amounts customarily carried by businesses similar to that of the Company and the Subsidiaries, respectively, and reasonably sufficient to avoid a material adverse change in the financial condition or results of operation of the Company and the Subsidiaries.

(d) No Change in Business. Neither the Company nor any Subsidiary will, without the prior written consent of the Holder or as contemplated by the Merger Agreement, change its respective line of business from that conducted by it as of the Issue Date.

(e) Use of Proceeds. The proceeds of the Notes shall be used for the repayment of existing indebtedness and general corporate and working capital purposes of each of the Company and the SPAC in anticipation of the Business Combination.

4. Events of Default. If one or more of the following events (“Events of Default”) shall have occurred and be continuing:

(a) the Company shall fail to pay any Principal of, or Interest on, this Note, or any fees or any other amount payable hereunder within ten (10) days of the due date of such payment;

(b) the Company shall fail to observe or perform any covenant or agreement of this Note or any of the other Transaction Documents;

(c) any representation, warranty, certification or statement made by the Company in any Transaction Document, or in any document delivered pursuant to any Transaction Document shall prove to have been incorrect in any material respect when made (or deemed made);

(d) a judgment or order for the payment of money in excess of $1,000,000 shall be rendered against the Company or any Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of ten (10) days, in each case, other than with respect to litigation disclosed in filings with the Securities Exchange Commission.

(e) the Company shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing, in each case, other than any Subsidiary that does not have an aggregate amount of net assets that may be distributed to the Company in excess of $1,000.

(f) an involuntary case or other proceeding shall be commenced against the Company or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed for a period of 60 days; or an order for relief shall be entered against the Company or any Subsidiary, as applicable, under the federal bankruptcy laws as now or hereafter in effect, in each case, other than any Subsidiary that does not have an aggregate amount of net assets that may be distributed to the Company in excess of $1,000; then, and in every such event, the Holder may, by written notice to the Company, declare the Principal (together with accrued Interest thereon and all other amounts owing hereunder) to be, and the Principal (together with accrued Interest thereon and all other amounts owing hereunder) shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company; provided, that in the case of any of the Events of Default specified in clause (e) or (f) above, without any notice to the Company or any other act by the Holder, the Principal (together with accrued Interest thereon and all other amounts owing hereunder) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company.

5. Payments; Extension of Maturity. Unless otherwise converted in accordance with the terms of this Note, all payments of Principal and Interest (and all other amounts owing hereunder) to be made by the Company in respect of this Note shall be made in Dollars by wire transfer to an account designated by the Holder by written notice to the Company. All amounts payable under this Note shall be paid free and clear of, and without reduction by reason of, any deduction, setoff, or counterclaim. If the Principal and accrued and unpaid Interest become due and payable on any day other than a Business Day, the Maturity Date shall be extended to the next succeeding Business Day, and to such payable amounts shall be added the Interest which shall have accrued during such extension period at the rate per annum herein specified.

6. Replacement of Note. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note, and (in case of loss, theft or destruction) of indemnity reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and (if mutilated) upon surrender and cancellation of this Note, the Company shall make and deliver to the Holder a new note of like tenor in lieu of this Note. Any replacement note made and delivered in accordance with this Section 6 shall be dated as of the date hereof.

7. Costs and Expenses. The Company shall be responsible for all expenses incurred by any Holder in connection with the conversion of the Principal and accrued and unpaid Interest (and other amounts) under this Note.

8. No Waivers by Delay or Partial Exercise. No delay by the Holder in exercising any powers or rights hereunder shall operate as a waiver of such power or right, nor shall any single or partial exercise of any power or right preclude other or further exercise thereof, or the exercise of any other power or right hereunder or otherwise.

9. Further Assurances. Each party agrees to execute such other documents, instruments, agreements and consents, and take such other actions as may be reasonably requested by the other parties hereto to effectuate the purposes of this Note.

10. Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given upon receipt (or upon rejection, or inability to deliver as addressed). Notice shall be sent by (a) hand delivery; (b) certified mail; or (c) reputable overnight delivery service. A party may subsequently modify their address below by written notice in accordance with this Section upon five (5) days’ prior written notice.

If to the Company:	Clearday, Inc.
8800 Village Drive, Suite 106
San Antonio, TX 78217

Attention: James Walesa, Chief Executive Officer

If to the Holder:	*****
Attention:

or to such other address or telecopy number as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith.

11. Amendments and Waivers. No modification, amendment or waiver of any provision of, or consent required by, this Note, nor any consent to any departure herefrom, shall be effective unless it is in writing and signed by each of the Company and the Holder. Such modification, amendment, waiver or consent shall be effective only in the specific instance and for the purpose for which given. The holder of the Notes may modify, amend or waive any provision of this Note and the other Notes, solely to the extent of waiving an Event of Default under this Note and the other Notes by the vote or consent of the holders of the Notes that hold a majority of the aggregate amount of the principal and accrued and unpaid Interest thereon of all of the Notes.

12. Exclusivity and Waiver of Rights. No failure to exercise and no delay in exercising on the part of any party, any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any other rights or remedies provided by law.

13. Invalidity. Any term or provision of this Note shall be ineffective to the extent it is declared invalid or unenforceable, without rendering invalid or enforceable the remaining terms and provisions of this Note.

14. Headings. Headings used in this Note are inserted for convenience only and shall not affect the meaning of any term or provision of this Note.

15. Counterparts. This Note may be executed in one or more counterparts, each of which shall be deemed an original instrument, but all of which collectively shall constitute one and the same agreement.

16. Assignment. This Note and the rights and obligations hereunder shall not be assignable or transferable by the Company without the prior written consent of the Holder. The Holder may assign this Note and the rights and obligations hereunder without the prior written consent of the Company. Any instrument purporting to make an assignment in violation of this Section 17 shall be void.

17. Survival. Unless otherwise expressly provided herein, all representations warranties, agreements and covenants contained in this Note shall survive the execution hereof and shall remain in full force and effect until the payment in full of all Principal and accrued and unpaid Interest and all other amounts owing under this Note. All terms and conditions of this Agreement which by their nature should survive termination or other expiration of this Agreement, shall so survive.

18. Miscellaneous. This Note shall inure to the benefit of the Company and the Holder, and all their respective successors and permitted assigns. Nothing in this Note is intended or shall be construed to give to any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Note or any provision herein contained.

19. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS (WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAWS PROVISIONS).

20. CONSENT TO JURISDICTION. THE COMPANY HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF TEXAS AND OF THE FEDERAL COURTS SITTING IN THE STATE OF TEXAS. THE COMPANY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT wOF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY MUST BE LITIGATED EXCLUSIVELY IN ANY SUCH STATE OR FEDERAL COURT THAT SITS IN THE CITY OF SAN ANTONIO, TEXAS, AND ACCORDINGLY, THE COMPANY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH LITIGATION IN ANY SUCH COURT.

21. WAIVER OF JURY TRIAL. THE COMPANY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE. THE COMPANY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE HOLDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE HOLDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE HOLDER HAS BEEN INDUCED TO ENTER INTO THIS NOTE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 21.

22. Attorneys’ Fees. In the event that any suit or action is instituted to enforce any provision in this Note, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Note, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

23. Remedies Cumulative. Each party’s remedies under this Agreement shall be cumulative in nature.

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In Witness Whereof, the undersigned has executed this Note as of the date first above written.

CLEARDAY, INC.

By:
Name:	James T. Walesa
Title:	Chief Executive Officer

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